SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2013

BioZone Pharmaceuticals, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-146182	20-5978559
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On September 10, 2013, BioZone Pharmaceuticals, Inc. (the “Company”) consummated a settlement of competing claims with its former Executive Vice President, Mr. Daniel Fisher (“Fisher”) by entering into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) among Fisher, the Company, BioZone Laboratories, Inc. (“BZL”), The Frost Group LLC, BrauserHonig Frost Group, Phillip Frost, Michael Brauser, Barry Honig, Elliot Maza, Brian Keller and Roberto Prego-Novo (collectively, the “Parties” and, individually, as a “Party”) dated as of September 5, 2013.
Pursuant to the Settlement Agreement, Fisher dismissed all of his claims contained in the action entitled, Daniel Fisher v. BioZone Pharmaceuticals, Inc., et al., No. 12-CV-03450 (WHA) (LB) United States District Court, Northern District of California, No. 12-03716, in consideration of the Company’s payment to him of the sum of $1,050,000 and the dismissal of the Company’s claims contained in the action entitled, BioZone Pharmaceuticals, Inc. v. Daniel Fisher and 580 Garcia Properties, LLC, Supreme Court of the State of New York, County of New York, No. 652489/2012.
Also, pursuant to the Settlement Agreement, Fisher sold his entire holdings of 6,650,000 shares of the Company’s common stock to various private accredited investors. The purchase of Fisher’s shares, which was a condition to the effectiveness of the Settlement Agreement, was completed on September 10, 2013.
The Settlement Agreement provides for complete mutual general releases of all claims between the Parties, including but not limited to, all claims arising out of or related to Fisher’s sale of his interest in BZL and related companies to the Company, compensation purportedly owed to Fisher under his terminated employment agreement with the Company and all amounts purportedly owed by the Company, as of the effective date of the Settlement Agreement, to Fisher’s wholly-owned limited liability company, 580 Garcia Properties, LLC (“580 Garcia”) for rent and other amounts due under a written lease between the Company and 580 Garcia. In addition, Fisher agreed to seek the dismissal of all administrative claims and investigations he had instituted with state or Federal agencies against the Company and to remain bound by the non-competition terms contained in his former employment agreement with the Company. None of the Parties admitted to any wrong-doing and the Parties agreed not to disparage one another.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

BioZone Pharmaceuticals, Inc.

Date: September 10, 2013	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Chief Executive Officer and Chief Financial Officer